EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2008, accompanying the consolidated financial statements included in the Annual Report of Winmark Corporation and subsidiaries on Form 10-K for the year ended December 29, 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Winmark Corporation and subsidiaries on Form S-8 (File No. 33-85972, effective November 2, 1994; File No. 33-85956, effective November 2, 1994; File No. 33-79176, effective May 20, 1994; File No.33-71772, effective November 16, 1993; File No. 333-03236, effective May 10, 2007; File No. 333-03066, effective April 1, 1996; File No. 333-03068, effective April 1, 1996; File No. 333-81392, effective January 25, 2002; File No. 333-120489, effective November 15, 2004; File No. 333-138798, effective November 17, 2006; File No. and 333-143281, effective May 25, 2007); and on Form S-1 (File No. 333-1333393, effective November 29, 2007).

/s/ Grant Thornton, LLP

Minneapolis, Minnesota

March 17, 2008